UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2023

CEVA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-49842 (Commission File Number)	77-0556376 (I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 400, Rockville, MD (Address of Principal Executive Offices)	20850 (Zip Code)

(240)-308-8328
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 per share	CEVA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Security Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

2023 Executive Bonus Plan for Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

On February 14, 2023, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of CEVA, Inc. (the “Corporation”) approved a 2023 Executive Bonus Plan (the “2023 Executive Plan”), effective as of January 1, 2023, for Amir Panush, the Corporation’s Chief Executive Officer, Yaniv Arieli, the Corporation’s Chief Financial Officer, and Michael Boukaya, the Corporation’s Chief Operating Officer.

The Committee believes that the 2023 Executive Plan is an important part of maintaining the overall competitiveness of the Corporation’s executive compensation program and serves as an effective device to motivate its executive officers to achieve the financial and strategic goals and objectives reflected in the Corporation’s annual operating plan, which are designed to further the creation of long-term stockholder value.

Parameters of the 2023 Executive Plan are as follows:

Weighting	Financial Target	Threshold for Receipt of Bonus	Linear Calculation Above 90% or 50% of Target	Linear Calculation above 100% of Target
40%	Specified 2023 revenue target approved by the Board (the “2023 Revenue Target”)	90% of 2023 Revenue Target	If the Corporation achieves between 90% and 100% of the 2023 Revenue Target, that percentage of the bonus amount, subject to 40% weighting, would be payable
For the 2023 Revenue Target, if the actual result exceeds 100% of the target, every 1% increase above the target, up to 110%, would result in an increase of 5% for Mr. Panush and an increase of 2.5% for each of Messrs. Arieli and Boukaya, subject to 40% weighting

40%	Specified 2023 non-GAAP earnings per share approved by the Board (the “2023 EPS Target”)	90% of 2023 EPS Target	If the Corporation achieves between 90% and 100% of the 2023 EPS Target, that percentage of the bonus amount, subject to 40% weighting, would be payable
For the 2023 EPS Target, if the actual result exceeds 100% of the target, every 1% increase above the target, up to 110%, would result in an increase of 5% for Mr. Panush and an increase of 2.5% for each of Messrs. Arieli and Boukaya, subject to 40% weighting

10%	Specified 2023 royalty revenue target (the “2023 Royalty Target”)	90% of 2023 Royalty Target	If the Corporation achieves between 90% and 100% of the 2023 Royalty Target, that percentage of the bonus amount, subject to 10% weighting, would be payable
For the 2023 Royalty Target, if the actual result exceeds 100% of the target, every 1% increase above the target, up to 110%, would result in an increase of 5% for Mr. Panush and an increase of 2.5% for each of Messrs. Arieli and Boukaya, subject to 10% weighting

In addition, 5% weighting will be applied to execution of each of two covered customer agreements on parameters set by the Committee (the “2023 Customer Targets”), the achievement of which will be determined by the Compensation Committee in its sole discretion.

Under the 2023 Executive Plan, the target annual cash incentive award opportunities for each of Messrs. Panush, Arieli and Boukaya are established as a percentage of each such executive officer's base salary for 2023. The target and maximum award opportunities for Messrs. Panush, Arieli and Boukaya for 2023 are as follows:

Named Executive Officer	Target Award (as a percentage of base salary)	Maximum Award (as a percentage of base salary)
Amir Panush	70%	120%
Yaniv Arieli	50%	75%
Michael Boukaya	50%	75%

Payment of bonuses (if any) will be made in 2024. Bonuses will be paid in cash in a single lump sum, subject to payroll taxes and tax holdings.

Due to their strategic significance, the Corporation believes that the disclosure of the 2023 Revenue Target, 2023 EPS Target, 2023 Royalty Target and 2023 Customer Targets under the 2023 Executive Plan and, as applicable, the 2023 Incentive Bonus Plan discussed below, would cause future competitive harm to the Corporation and therefore are not disclosed.

The above is a description of the 2023 Executive Plan provided pursuant to Paragraph 10(iii) to Item 601 of Regulation S-K, which requires a written description of a compensatory plan when there is no formal document containing the compensation information.

2023 Incentive Bonus Plan for Chief Commercial Officer

On February 14, 2023, the Corporation entered into a 2023 Incentive Plan (the “Toquet 2023 Plan”) with Gweltaz Toquet, the Corporation’s Chief Commercial Officer, effective as of January 1, 2023.

In accordance with the Toquet 2023 Plan, the first portion of his bonus is based on a formula using the 2023 Revenue Target multiplied by a specified commission rate. With regard to this component, a commission multiplier of 1.0 is applied to the commission rate based on 0% to 100% achievement of the 2023 Revenue Target, and a commission multiplier of 1.5 is applied to the commission rate based on the achievement of the 2023 Revenue Target beyond 100%. Mr. Toquet’s bonus based on the achievement of the 2023 Revenue Target is capped at SEK 1,750,000. Mr. Toquet is also eligible to receive an additional quarterly bonus of $6,000 each if specified quarterly revenue targets based on the 2023 Revenue Target are achieved and to receive an additional strategic account bonus of $6,000 or $10,000 each time he successfully executes a new intellectual property license agreement or co-creation services agreement, respectively, in each case meeting a certain predetermined royalty per chip and deal value. The commission-based bonus is payable quarterly based on the criteria discussed above and is subject to any applicable payroll taxes and tax withholdings.

Due to their strategic significance, the Corporation believes that the disclosure of the commission rates, quarterly revenue targets, and requisite strategic agreement terms under the Toquet 2023 Plan would cause competitive harm to the Corporation and therefore are not disclosed.

The foregoing description of the Toquet 2023 Plan is qualified in its entirety by reference to the complete text of the plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2023 Equity Award to the Corporation’s Executive Officers

On February 14, 2023, the Committee granted 14,541, 9,996, 8,179 and 5,452 time-based restricted stock units (“RSU”), effective as of February 17, 2023, to each of Messrs. Panush, Arieli, Boukaya and Toquet. The RSU awards to each of Messrs. Arieli, Boukaya and Toquet were made pursuant to the Corporation’s 2011 Equity Incentive Plan (the “2011 Plan”), and the RSU award to Mr. Panush was an inducement award in accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules granted on terms substantially similar to those of the 2011 Plan (an “Inducement Award”). The RSU grants vest 33.4% on February 17, 2024, 33.3% on February 17, 2025 and 33.3% on February 17, 2026.

Also, on February 14, 2023, the Committee granted 21,811, 6,664, 5,452 and 3,635 performance-based stock units (“PSUs”), effective as of February 17, 2023, to each of Messrs. Panush, Arieli, Boukaya and Toquet pursuant to the 2011 Plan with respect to all but Mr. Panush, whose received an Inducement Award (collectively, the “Short-Term Executive PSUs”). The performance goals for the Short-Term Executive PSUs with specified weighting are as follows:

Weighting	Goals
50%
Vesting of the full 50% of the PSUs occurs if the Corporation achieves the 2023 license, NRE and related revenue target approved by the Board (the “2023 License Revenue Target”). The vesting threshold is achievement of 90% of 2023 License Revenue Target. If the Corporation’s achievement of the 2023 License Revenue Target is above 90% but less than 99% of the 2023 License Revenue Target, 91% to 99% of the eligible PSUs would be subject to vesting. If the Corporation’s actual result exceeds 100% of the 2023 License Revenue Target, every 1% increase of the 2023 License Revenue Target, up to 110%, would result in an increase of 2% of the eligible PSUs for Messrs. Arieli, Boukaya and Toquet and an increase of 3% of the eligible PSUs for Mr. Panush

25%
Vesting of the full 25% of the PSUs occurs if the Corporation achieves positive total shareholder return whereby the return on the Corporation’s stock for 2023 is greater than the S&P Semiconductors Select Industry index (the “S&P index”). The vesting threshold is if the return on the Corporation’s stock for 2023 is at least 90% of the S&P index. If the return on the Corporation’s stock, in comparison to the S&P index, is above 90% but less than 99% of the S&P index, 91% to 99% of the eligible PSUs would be subject to vesting. If the return on the Corporation’s stock exceeds 100% of the S&P index, every 1% increase in comparison to the S&P index, up to 110%, would result in an increase of 2% of the eligible PSUs for Messrs. Arieli, Boukaya and Toquet and an increase of 3% of the eligible PSUs for Mr. Panush.

25%
Vesting of the full 25% of the PSUs occurs if the Corporation achieves positive total shareholder return whereby the return on the Corporation’s stock for 2023 is greater than the Russell 2000 index (the “Russell index”). The vesting threshold is if the return on the Corporation’s stock for 2023 is at least 90% of the Russell index. If the return on the Corporation’s stock, in comparison to the Russell index, is above 90% but less than 99% of the Russell index, 91% to 99% of the eligible PSUs would be subject to vesting. If the return on the Corporation’s stock exceeds 100% of the Russell index, every 1% increase in comparison to the Russell index, up to 110%, would result in an increase of 2% of the eligible PSUs for Messrs. Arieli, Boukaya and Toquet and an increase of 3% of the eligible PSUs for Mr. Panush

Accordingly, assuming maximum achievement of the performance goals set forth above, PSUs representing an additional 30%, meaning an additional 6,543, would be eligible for vesting of Mr. Panush, and an additional 20%, meaning an additional 1,332, 1,090 and 727, would be eligible for vesting for each of Messrs. Arieli, Boukaya, and Toquet respectively.

Subject to achievement of the thresholds the above performance goals for 2023, the Short-Term Executive PSUs vest 33.4% on February 17, 2024, 33.3% on February 17, 2025 and 33.3% on February 17, 2026.

Also, on February 14, 2023, the Committee granted 60,587, 30,293, 30,293 and 30,293 PSUs, effective as of February 17, 2023, to each of Messrs. Panush, Arieli, Boukaya, and Toquet pursuant to the 2011 Plan with respect to all but Mr. Panush, whose received an Inducement Award (collectively, the “Long-Term Executive PSUs”). The Long-Term Executive PSUs shall vest in full upon the first achievement of any of the following performance goals:
●
if the Corporation’s compound annual growth rate for non-GAAP earnings per share (“EPS”) for each fiscal year over the three-year period from 2022 through 2025 reaches 10% or if the Corporation’s non-GAAP EPS for any fiscal year reaches $1.00 during the period between January 1, 2023 and December 31, 2025;

●	if the Corporation’s non-GAAP operating margin for any fiscal year reaches 20% during the period between January 1, 2023 and December 31, 2025;
●
if the Corporation’s compound annual growth rate for revenue for each fiscal year over the three year period from 2022 through 2025 reaches 10% or if the Corporation’s revenue for any fiscal year reaches $180 million during the period between January 1, 2023 and December 31, 2025; or

●
If the Corporation’s market capitalization (defined as total outstanding shares as of a given date multiplied by the closing price for the Corporation’s common stock as quoted by the NASDAQ Stock Market) reaches at least $1.1 billion for at least 30 days of consecutive trading.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1†   2023 Incentive Plan for Gweltaz Toquet, Chief Commercial Officer (portions of this exhibit are redacted).

99.1     Press release of CEVA, Inc., dated February 21, 2023.

104      Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Indicates management compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.
Date: February 21, 2023
By:	/s/ Yaniv Arieli
Yaniv Arieli Chief Financial Officer